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                                                                   Exhibit 11.01


                                   STAC, INC.
                        COMPUTATION OF EARNINGS PER SHARE
               (in thousands, except per share amounts; unaudited)


                                                  Three Months              Nine Months
                                                 Ended June 30,            Ended June 30,
                                                 --------------            --------------
                                               1997         1996         1997          1996
                                               ----         ----         ----          ----
Primary earnings (loss) per share:

Net income (loss)                             $ 1,104      $ 1,916      $ 4,588      $ (4,202)

Less preferred dividends                           --           --           --           168
                                              -------      -------      -------      --------

Income (loss) available for common
  shareholders'                               $ 1,104      $ 1,916      $ 4,588      $ (4,370)
                                              =======      =======      =======      ========

Common and common stock
  equivalent shares outstanding                31,070       31,423       31,122        29,886


Primary earnings (loss) per share             $  0.04      $  0.06      $   .15      $  (0.15)


Fully diluted earnings (loss) per share:

Net income (loss)                             $ 1,104      $ 1,916      $ 4,588      $ (4,202)

Less preferred dividends                           --           --           --           168
                                              -------      -------      -------      --------

Income (loss) available for common
  shareholders'                               $ 1,104      $ 1,916      $ 4,588      $ (4,370)
                                              =======      =======      =======      ========

Common and common stock
  equivalent shares outstanding                31,070       31,423       31,122        30,551

Fully diluted income (loss) per share         $  0.04      $  0.06      $  0.15      $  (0.14)










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